Exhibit 1.02

Cameron International Corporation
Conflict Minerals Report
For the Year Ended December 31, 2013

This Conflict Mineral Report ("CMR") of Cameron International Corporation (the "Company" or "Cameron") for calendar year 2013 is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 ("the Rule ").  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products.  Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG").

I.	Introduction

Cameron is a Fortune 500 company with annual revenues of $9.8 billion and a workforce of over 29,000 employees, and with legal entities in more than 50 countries worldwide.  Cameron provides flow equipment products, systems and services to worldwide oil, gas and process industries through three business segments, Drilling and Production Systems (DPS), Valves & Measurement (V&M) and Process & Compression Systems (PCS). Cameron works with drilling contractors, oil & gas producers, pipeline operators, refiners and other process owners to control, direct, adjust, process, measure and compress pressures and flows.  Cameron purchases and contracts to manufacture products that contain 3TG, but does not purchase 3TG directly from smelters or refineries.  Therefore, we have requested that our suppliers identify and disclose to us the source of the 3TG in the products they supply to us.

Reasonable Country of Origin Inquiry

We initiated our conflict minerals compliance program with an evaluation of our product portfolio.  This evaluation resulted in a determination that many of our products contained 3TG.  We then compiled a list of our direct suppliers and applied a set of filtering criteria to the supplier listing to arrive at the final list of impacted suppliers for calendar 2013.  A total of 5,008 direct suppliers were identified as in-scope, and we initiated the supplier engagement process for those suppliers.

The total survey completion rate among our direct supplier population was 28.2%.  Of the survey responses received, 38% indicated the use of one or more of the 3TG as necessary to the functionality or production of the products they supply to Cameron. Based on the information gathered through the supplier engagement process, we were unable to determine whether some of the 3TG in our products originated from the Democratic Republic of Congo or an adjoining country ("the Covered Countries"). As a result and as required by the Rule, we performed the due diligence procedures noted below.

Conflict Minerals Policy

Cameron has adopted the following conflict minerals policy ("Policy"):
Cameron is fully committed to compliance with the "conflicts minerals" provision of Dodd-Frank and the implementing SEC regulations. In furtherance of this commitment, Cameron will work with its suppliers to develop due diligence practices to enable full compliance with this law and these regulations.  Cameron also expects its suppliers to adopt a similar policy, to respond to annual inquiries related to "conflict minerals" and to undertake reasonable due diligence with their supply chain to understand the source of origin of the minerals contained in the parts, components, and products they provide to Cameron in order to allow for proper disclosure and compliance with the SEC "conflict minerals" final rule. In the event that a supplier cannot or will not adhere to the above requirements, it is Cameron's intent to take appropriate actions to seek sources of supply that can and do comply with the rule.

Our Policy can be found at http://investors.c-a-m.com/compliance.

II.	Due Diligence

Design of Due Diligence

Cameron's due diligence process is designed to conform with The Organisation for Economic Co-operation and Development's (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and accompanying Supplements1 (OECD Guidance).

Due Diligence Measures Performed
Internal team
Cameron established a Conflict Minerals Steering Committee comprised of executive-level representatives responsible for providing governance and oversight over the execution of the conflict minerals compliance program.  During the calendar year of 2013, the Steering Committee met on a regular basis and was supported by the Conflict Minerals project team, led by a program manager.
Grievance Mechanism
Customers, suppliers, stakeholders, and other external parties can report concerns with and violations of the Conflict Minerals Policy through Cameron's ethics and compliance channel via www.cameronethics.com or via email at compliance@c-a-m.com.
Execution of Due Diligence
For calendar year 2013, Cameron engaged a third-party data collection and aggregation partner to capture and analyze information about the presence and sourcing of 3TG used in the products and components supplied to Cameron. The Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (EICC-GeSI Template) was utilized to obtain specific visibility into our suppliers' sourcing activities and, as a result of the information obtained, served to focus our due diligence efforts.  Further, we provided instructions and access to the third-party data collection conflict minerals resource center through direct email with the objective of educating our suppliers on Cameron's expectations and promoting the likelihood and quality of the suppliers' responses.
Following is a summary of the due diligence measures:
●	For those suppliers who responded indicating that 3TG was necessary to the functionality or production of the products they supply to Cameron, we evaluated the survey responses for consistency of data provided, including whether those responses were complete and whether they contained any contradictions or inconsistencies. Follow-up communications were initiated with these suppliers as needed to clarify their responses to questions contained in the survey.
●	For those suppliers who provided smelter or refiner information for 3TG, information was compared against available lists of metal processors that have been certified by internationally-recognized industry validation schemes, such as the Conflict Free Sourcing Initiative's (CFSI) Conflict-Free Smelter (CFS) Program, the London Bullion Market Association Good Delivery Program, and the Responsible Jewelry Council Chain-of-Custody Certification.
● If smelter or refiner information was not certified by an internationally-recognized scheme, additional research was conducted of those smelter and refiners regarding their sourcing practices.
●	Standard operating procedures were developed to guide and sustain our conflict minerals compliance program.

III.	Risk Mitigation and Future Due Diligence Measures
Cameron will undertake the following steps during the next compliance period to improve the completion rate to our survey, completeness and accuracy of responses received, and our follow-up due diligence:
●	Include a conflict minerals flow-down clause requiring suppliers to identify their 3TG sourcing in new or renewed direct supplier contracts. We will be working closely with our supply chain leadership to develop an effective approach to integrate the flow-down provision
●	Implement an annual re-certification process for in-scope suppliers
●	Assess the need for identifying alternative 3TG suppliers for non-reporting suppliers

IV.	Product Description
Cameron's in-scope products include the following:
The DPS segment includes businesses that provide systems and equipment used to drill, control pressures and direct flows of oil and gas wells. Its products are employed in a wide variety of operating environments including basic onshore fields, highly complex onshore and offshore environments, deepwater subsea applications and ultra-high temperature geothermal operations. The products within this segment include drilling equipment packages, blowout preventers (BOPs), drilling risers, top drives, draw works, complete wellhead and Christmas tree systems for onshore and offshore applications, subsea production systems and manifolds and aftermarket parts and services.

The V&M segment includes businesses that provide valves and measurement systems primarily used to control, direct and measure the flow of oil and gas as they are moved from individual wellheads through flow lines, gathering lines and transmission systems to refineries, petrochemical plants and industrial centers for processing. Products include gate valves, ball valves, butterfly valves, Orbit® valves, double block & bleed valves, plug valves, globe valves, check valves, actuators, chokes and aftermarket parts and services, as well as measurement products such as totalizers, turbine meters, flow computers, chart recorders, ultrasonic flow meters and sampling systems.

The PCS segment includes businesses that provide standard and custom-engineered process packages for separation and treatment of impurities within oil and gas and compression equipment and aftermarket parts and services to the oil, gas and process industries. Products include oil and gas separation equipment, heaters, dehydration and desalting units, gas conditioning units, membrane separation systems, water processing systems, integral engine-compressors, separable reciprocating compressors, two and four-stroke cycle gas engines, turbochargers, integrally-geared centrifugal compressors, compressor systems and controls. Aftermarket services include spare parts, technical services, repairs, overhauls and upgrades.

Based on the information provided by our direct suppliers and due diligence efforts with known smelters and refiners through December 31, 2013, Cameron reasonably believes that the facilities used to process the 3TG contained in our products, include the smelters and refiners listed below:
SOR / Facility Name	Conflict-Free Status
Gold
Aida Chemical Industries Co. Ltd.	Unknown
Allgemeine Gold- und Silberscheideanstalt A.G.	CFSP; LBMA; RJC
Almalyk Mining and Metallurgical Complex (AMMC)	LBMA
AngloGold Ashanti Mineração Ltda	CFSP; LBMA
Argor-Heraeus SA	CFSP; LBMA
Asahi Pretec Corporation	CFSP; LBMA
Asaka Riken Co Ltd	Unknown
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	LBMA
Aurubis AG	LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA
Boliden AB	LBMA
Caridad	Unknown
Cendres & Métaux SA	LBMA
Central Bank of the DPR of Korea	Unknown
Chimet SpA	CFSP; LBMA
Chugai Mining	Unknown
Codelco	Unknown
Daejin Indus Co. Ltd	Unknown
DaeryongENC	Unknown
Do Sung Corporation	Unknown
Dowa	CFSP
FSE Novosibirsk Refinery	Unknown
Heimerle + Meule GmbH	Unknown
Heraeus Ltd Hong Kong	CFSP; LBMA
Heraeus Precious Metals GmbH & Co. KG	CFSP; LBMA
Hwasung CJ Co. Ltd	Unknown
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA
Ishifuku Metal Industry Co., Ltd.	CFSP; LBMA
Istanbul Gold Refinery	CFSP; LBMA
Japan Mint	LBMA
Jiangxi Copper Company Limited	LBMA
Johnson Matthey Limited	CFSP; LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA
JSC Uralectromed	LBMA
JX Nippon Mining & Metals Co., Ltd	CFSP; LBMA
Kazzinc Ltd	LBMA
Kojima Chemicals Co. Ltd	CFSP
Korea Metal Co. Ltd	Unknown
Kyrgyzaltyn JSC	LBMA
L' azurde Company For Jewelry	LBMA
Materion	CFSP
Matsuda Sangyo Co. Ltd	CFSP; LBMA
Met-Mex Peñoles, S.A.	LBMA
Metalor Technologies (Hong Kong) Ltd	CFSP; LBMA; RJC
Metalor Technologies SA	CFSP; LBMA; RJC
Mitsui Mining and Smelting Co., Ltd.	CFSP; LBMA
Moscow Special Alloys Processing Plant	LBMA
Nadir Metal Rafineri San. Ve Tic. A.Ş.	LBMA
Navoi Mining and Metallurgical Combinat	LBMA
Nihon Material Co. LTD	CFSP; LBMA
Ohio Precious Metals LLC.	CFSP; LBMA
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	LBMA
OJSC Kolyma Refinery	LBMA
OMSA	CFSP
PAMP SA	CFSP; LBMA
Pan Pacific Copper Co. LTD	Unknown
Prioksky Plant of Non-Ferrous Metals	LBMA
PT Aneka Tambang (Persero) Tbk	LBMA
PX Précinox SA	LBMA
Royal Canadian Mint	CFSP; LBMA
Sabin Metal Corp.	Unknown
SAMWON METALS Corp.	Unknown
Schone Edelmetaal	LBMA
SEMPSA Joyeria Plateria SA	CFSP; LBMA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	LBMA
SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA
Solar Applied Materials Technology Corp.	CFSP; LBMA
Suzhou Xingrui Noble	Unknown
Tanaka Kikinzoku Kogyo K.K.	CFSP; LBMA
The Great Wall Gold and Silver Refinery of China	LBMA
Torecom	Unknown
Umicore Brasil Ltda	LBMA
Umicore SA Business Unit Precious Metals Refining	CFSP; LBMA
United Precious Metal Refining, Inc.	CFSP
Western Australian Mint trading as The Perth Mint	CFSP; LBMA
Xstrata Canada Corporation	Unknown
Yokohama Metal Co Ltd	Unknown
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA
Zijin Mining Group Co. Ltd	LBMA

SOR / Facility Name	Conflict-Free Status
Tin
Chongyi Zhangyuan Tungsten Co Ltd	Unknown
CNMC (Guangxi) PGMA Co. Ltd.	Unknown
Cookson	CFSP
Cooper Santa	Unknown
CV JusTindo	Unknown
CV Makmur Jaya	Unknown
CV Nurjanah	Unknown
CV Prima Timah Utama	Unknown
CV Serumpun Sebalai	Unknown
CV United Smelting	Unknown
EM Vinto	Unknown
Fenix Metals	Unknown
Geiju Non-Ferrous Metal Processing Co. Ltd.	CFSP
Gejiu Zi-Li	Unknown
Huichang Jinshunda Tin Co. Ltd	Unknown
Jiangxi Nanshan	Unknown
Kai Unita Trade Limited Liability Company	Unknown
Linwu Xianggui Smelter Co	Unknown
Metallo Chimique	Unknown
Mineração Taboca S.A.	CFSP
Minmetals Ganzhou Tin Co. Ltd.	Unknown
Minmetals Ganzhou Tin Co. Ltd.	Unknown
Novosibirsk Integrated Tin Works	Unknown
PT Alam Lestari Kencana	Unknown
PT Artha Cipta Langgeng	Unknown
PT Babel Inti Perkasa	Unknown
PT Babel Surya Alam Lestari	Unknown
PT Bangka Kudai Tin	Unknown
PT Bangka Putra Karya	LBMA
PT Bangka Timah Utama Sejahtera	Unknown
PT Belitung Industri Sejahtera	Unknown
PT BilliTin Makmur Lestari	Unknown
PT Bukit Timah	CFSP
PT Fang Di MulTindo	Unknown
PT HP Metals Indonesia	Unknown
PT Mitra Stania Prima	Unknown
PT Refined Banka Tin	Unknown
PT Sariwiguna Binasentosa	Unknown
PT Stanindo Inti Perkasa	Unknown
PT Sumber Jaya Indah	Unknown
PT Tambang Timah	LBMA
PT Timah Nusantara	Unknown
PT Tinindo Inter Nusa	Unknown
PT Yinchendo Mining Industry	Unknown
PT Yinchendo Mining Industry	Unknown
Thaisarco	CFSP
White Solder Metalurgia	CFSP
Yunnan Tin Company Limited	CFSP

SOR / Facility Name	Conflict-Free Status
Tungsten
A.L.M.T. Corp.	Unknown
ATI Tungsten Materials	Unknown
Chaozhou Xianglu Tungsten Industry Co Ltd	Unknown
Dayu Weiliang Tungsten Co., Ltd.	Unknown
Fujian Jinxin Tungsten Co., Ltd.	TI-CMC
Ganzhou Grand Sea W & Mo Group Co Ltd	Unknown
Global Tungsten & Powders Corp	TI-CMC
Hunan Chenzhou Mining Group Co	Unknown
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Unknown
Japan New Metals Co Ltd	Unknown
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Unknown
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Unknown
Jiangxi Tungsten Industry Group Co Ltd	Unknown
Kennametal Inc.	TI-CMC
Tejing (Vietnam) Tungsten Co Ltd	TI-CMC
Wolfram Bergbau und Hütten AG	TI-CMC
Wolfram Company CJSC	TI-CMC
Xiamen Tungsten Co Ltd	TI-CMC

SOR / Facility Name	Conflict-Free Status
Tantalum
China Minmetals Nonferrous Metals Co Ltd	Unknown
Conghua Tantalum and Niobium Smeltry	CFSP
Duoluoshan	CFSP
Exotech Inc.	CFSP
F&X	CFSP
Gannon & Scott	Unknown
Global Advanced Metals	CFSP
Hi-Temp	CFSP
JiuJiang JinXin Nonferrous Metals Co. Ltd.	Unknown
JiuJiang Tambre Co. Ltd.	CFSP
King-Tan Tantalum Industry Ltd	Unknown
LMS Brasil S.A.	CFSP
Mitsui Mining & Smelting	CFSP
Molycorp Silmet	CFSP
Ningxia Orient Tantalum Industry Co., Ltd.	CFSP
Plansee	CFSP
QuantumClean	CFSP
RFH	CFSP
Solikamsk Metal Works	CFSP
Taki Chemicals	CFSP
Tantalite Resources	CFSP
Telex	CFSP
Ulba	CFSP
Zhuzhou Cement Carbide	CFSP
Countries of Origin for these SORs are believed to include:
Australia, Argentina, Brazil, Bolivia, Burundi, Canada, Chile, China, DRC- Congo, Ghana, Ethiopia, Guinea, Hong Kong, India, Indonesia, Japan, Kazakhstan, Laos, Malaysia, Mali, Mexico, Mozambique, Namibia, Niger, Nigeria, Peru, Philippines, Portugal, Russia, Rwanda, South Africa, South Korea, Spain, Switzerland, Tajikistan, Tanzania, Thailand, United States, Uzbekistan, Zambia

Conflict Free Status Legend: recognized certification protocols
•    CFSP: Conflict Free Smelter Program of the Conflict-Free Sourcing Initiative (CFSI) which offers companies and their suppliers an independent, third-party audit that determines which smelters and refiners can be validated as "conflict-free," in line with current global standards.
•    LBMA: the London Bullion Market Association is the international trade association that represents the market for gold and silver bullion. The LBMA Responsible Gold Guidance focuses on demonstrating that gold outputs from LBMA-accredited refiners are conflict-free.
•    RJC: Responsible Jewellery Council is a standards setting and certification organization with a focus on the jewelry supply chain from mine to retail. The RJC Chain-of-Custody (CoC) Standard aims to support claims for responsibly-sourced jewelry materials (known as CoC Material) produced, processed and traded through the jewelry supply chain.
•    TI-CMC: Tungsten Industry—Conflict Minerals Council provides industry stakeholders downstream tungsten consumers with conflict mineral reporting and disclosure obligations, and the public at large with assurances that tungsten products originating from TI-CMC-compliant companies are conflict free
•    Unknown: smelters or refiners that are known facilities but have not yet received a conflict free certification from any of the recognized certification initiatives.

1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.